FORTEM RESOURCES ANNOUNCES AMENDMENTS TO EXTEND PAYMENT OBLIGATIONS UNDER UTAH PROPERTY PURCHASE AGREEMENTS

June 15, 2018 – Fortem Resources Inc. (OTCQB: FTMR) (the “Company”) is pleased to announce that it has entered into two amending agreements which have the effect of postponing certain payments relating to its Utah property interests.

Purchase and Sale Agreement – Black Dragon

On May 28, 2018, but effective as of March 1, 2017, the Company’s wholly-owned subsidiary Black Dragon Energy, LLC (“Black Dragon”) entered into a Second Amendment to Purchase and Sale Agreement (the “BD Amendment”), which amended the terms of the Purchase and Sale Agreement dated effective March 1, 2017 (the “BD PSA”), between WEM Dragon, LLC (“WEM”) and Black Dragon with respect to the Moenkopi formation and has the effect of postponing certain payments relating to certain of its Utah property interests until August 1, 2019, provided that, if the shares of common stock of the Company are not listed on the TSX Venture Exchange on or before August 1, 2018, the payment deadline will remain December 31, 2018.

In connection with the BD Amendment, the Company entered into a Ratification of Purchase and Sale Agreement with WEM on May 28, 2018 but effective March 1, 2017, whereby the Company ratified, adopted and approved the BD Amendment.

Purchase and Sale Agreement – Rolling Rock

On May 28, 2018, but effective as of March 1, 2017, our wholly-owned subsidiary Rolling Rock Resources, LLC (“Rolling Rock”) entered into a Third Amendment to Purchase and Sale Agreement (the “RR Amendment”), which amended the terms of the Purchase and Sale Agreement dated effective March 1, 2017 (the “RR PSA”), between Rockies Standard Oil Company, LLC (“RSOC”) and Rolling Rock with respect to the Mancos formation and has the effect of postponing certain payments relating to certain of its Utah property interests until August 1, 2019, provided that, if the shares of common stock of the Company are not listed on the TSX Venture Exchange on or before August 1, 2018, the payment deadline will remain December 31, 2018.

In connection with the RR Amendment, the Company entered into a Ratification of Purchase and Sale Agreement with RSOC on May 28, 2018 but effective March 1, 2017, whereby the Company ratified, adopted and approved the RR Amendment.

About Fortem Resources

Fortem Resources Inc. is a publicly traded oil and gas production, development and exploration company, which holds properties in Western Canada and Utah and is seeking North American & International expansion through an acquisition strategy.  The Company’s common shares are quoted on the OTC.QB under the symbol FTMR.

On behalf of the Board of Directors,

FORTEM RESOURCES INC.

“Michael Caetano”

Michael Caetano
Chief Operating Officer

This news release contains forward-looking information that involves various risks and uncertainties regarding future events. Such forward-looking information can include without limitation statements based on current expectations involving a number of risks and uncertainties and are not guarantees of future performance of the Company, such as statements about fulfilling the payment obligations required under the purchase agreements as amended and related listing of common stock of the Company on the TSX Venture Exchange. There are numerous risks and uncertainties that could cause actual results and the Company’s plans and objectives to differ materially from those expressed in the forward-looking information, including: (i) adverse market conditions; (ii) risks inherent in the oil and gas industry in general; (iii) the inability of the company to finance the execution of its business plan and (iv) the risk that the common stock of the Company will not be listed on the TSX Venture Exchange. Actual results and future events could differ materially from those anticipated in such information. These and all subsequent written and oral forward-looking information are based on estimates and opinions of management on the dates they are made and are expressly qualified in their entirety by this notice. Except as required by law, the Company does not intend to update these forward-looking statements.